Exhibit 5.1

June 15, 2020

VerifyMe, Inc.

75 South Clinton Avenue, Suite 510

Rochester, New York 14604

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to VerifyMe, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1, Registration No. 333-234155 (the “Registration Statement”), covering an underwritten public offering of (a) up to $10,000,000 of units (each a “Unit” and collectively with the Over-Allotment Units the “Units”), with each Unit consisting of one share (each a “Share” and collectively with the Shares included in the Over-Allotment Units, the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, and one warrant (each a “Warrant” and collectively with the Warrants included in the Over-Allotment Units, the “Warrants”), with each Warrant entitling its holder to purchase one share of Common Stock (each a “Warrant Share” and collectively with the Warrant Shares underlying the Warrants included in the Over-Allotment Units, the “Warrant Shares”), (b) up to $1,500,000 of Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option, (c) a number of Warrants (the “Representative’s Warrants”) representing 8% of the number of Units sold pursuant to the Registration Statement (excluding Over-Allotment Units) granted to the representative of the underwriters, (d) all Shares and Warrants issued as part of the Units and Over-Allotment Units, (e) all Warrant Shares issuable upon exercise of the Warrants, and (f) all Shares issuable upon exercise of the Representative’s Warrants (each a “Representative’s Share” and collectively the “Representative’s Shares”). The Units, Over-Allotment Units, Shares, Warrants, Representative’s Warrants and Representative’s Shares are referred to herein collectively as the “Securities”. We understand that the Shares and the Warrants included in the Units are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and Maxim Group, LLC (the “Representative”), acting for itself and as representative for any other underwriters named therein (the “Underwriting Agreement”). We also understand that the Representative’s Warrant and Representative’s Shares are being issued as compensation pursuant to the terms of the Underwriting Agreement and the Representative’s Warrant is attached as an exhibit thereto in the form filed as exhibit to the Registration Statement. In addition, we understand that the Warrants will be issued under a Warrant Agreement between the Company and West Coast Stock Transfer, Inc., as warrant agent (the “Warrant Agent”), a form of which has been filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
rochester, ny • buffalo, ny • albany, ny • corning, ny • new york, ny

VerifyMe, Inc.

June 15, 2020

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Underwriting Agreement, Warrant, Representative’s Warrant and Warrant Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Representative has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Representative, (c) the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agreement and Warrant and that the Warrant Agreement and Warrant will be valid and binding obligations of the Warrant Agent, (d) there will not have occurred, prior to the date of the issuance of the Warrant Shares or Representative’s Shares, (i) any change in law affecting the validity or enforceability of the Warrants or the Representative’s Warrants or (ii) any amendments to the Underwriting Agreement, Warrants, Warrant Agreement or Representative’s Warrants, (e) at the time of the issuance and sale of the Securities, (i) the Company is validly existing and in good standing under the law of the State of Nevada, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company (the “Board”) and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and (iv) the Company will receive consideration in excess of par value for the issuance of the Shares, (f) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (g) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (h) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

VerifyMe, Inc.

June 15, 2020

1.        the Shares, when the Board or the Finance and Uplisting Committee of the Board (the “Committee”) has taken all necessary action to approve the issuance and sale of the Shares, including determination of a specific number of Shares to be sold and a specific price for the sale of the Shares, have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

2.        the Warrants, when the Board or the Committee has taken all necessary action to approve the issuance and sale of the Warrants, including the exercise price and number of Warrant Shares to be issued upon exercise of the Warrants, have been duly and validly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agreement and upon due action by the Committee, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

3.        the Warrant Shares, when the Board or the Committee has taken all necessary action to approve the issuance and sale of the Warrant Shares, have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable;

4.        the Representative’s Warrants, when the Board or the Committee has taken all necessary action to approve the issuance and sale of the Representative’s Warrants, including the exercise price and number of Representative’s Shares to be issued upon exercise of the Representative’s Warrants, have been duly and validly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms;

5.        the Representative’s Shares, when the Board or the Committee has taken all necessary action to approve the issuance and sale of the Representative’s Shares, have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Representative’s Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable; and

6.       the Units, when the Board or the Committee has taken all necessary action to approve the issuance and sale of the Units, including determination of a specific number of Units to be sold and a specific price for the sale of the Units, have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

VerifyMe, Inc.

June 15, 2020

The opinions rendered in paragraphs 2 and 4 above are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury, or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

The opinions expressed herein are limited exclusively to the applicable provisions of the Nevada Revised Statutes as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP